Joint Filer Information

Names:                                 James H. Simons,
                                       Renaissance Technologies LLC

Address:                               800 Third Avenue
                                       New York, NY  10022

Designated Filer:                      James H. Simons

Issuer and Ticker Symbol:              QLT Inc. (QLTI)

Date of Earliest Transaction Reported: January 30, 2009

The undersigned, Renaissance Technologies LLC are jointly filing the attached Statement of Changes In Beneficial Ownership on Form 4 with James H. Simons with respect to the beneficial ownership of securities of QLT Inc.

Signatures:

RENAISSANCE TECHNOLOGIES LLC


By: /s/ Mark Silber
    -------------------------------------
    Mark Silber, Executive Vice President